UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

EXCEL TRUST, INC.

EXCEL TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-34698 (Excel Trust, Inc.)	27-1493212 (Excel Trust, Inc.)
Delaware	001-54962 (Excel Trust, L.P.)	27-1495445 (Excel Trust, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 613-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2013, Excel Trust, L.P. (the “Operating Partnership”), the operating partnership subsidiary of Excel Trust, Inc. (the “Company”), issued $100.0 million of senior unsecured notes (the “Notes”) to various entities associated with Prudential Capital Group. Of the Notes, $75.0 million are designated Series A Notes and will mature in November 2020, with a fixed interest rate of 4.40%, and $25.0 million are designated Series B Notes and will mature in November 2023, with a fixed interest rate of 5.19%. The terms of the Notes are governed by a Note Purchase Agreement, dated November 12, 2013 (the “Purchase Agreement”), among the Operating Partnership, as issuer, the Company and the purchasers named therein. Interest on the Notes is payable quarterly, beginning on February 12, 2014. The Operating Partnership may prepay all or a portion of the Notes upon notice to the holders for 100% of the principal amount so prepaid plus a make-whole premium as set forth in the Purchase Agreement.

The Purchase Agreement contains various restrictive covenants, including limitations on the Operating Partnership’s ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company and certain of its subsidiaries pursuant to a Guaranty, dated November 12, 2013 (the “Guaranty”). Copies of the Purchase Agreement, including the forms of Series A Note and Series B Note, and the Guaranty are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	certain defaults in the payment of the principal, interest or make-whole premium, as applicable, with respect to the Notes;

•	certain defaults, failures to make payments or the acceleration of payment obligations with respect to indebtedness for money borrowed by the Operating Partnership, the Company or any of the Company’s subsidiaries in an outstanding principal amount in excess of $20.0 million;

•	certain events of bankruptcy, insolvency or reorganization of the Operating Partnership, the Company or any of the Company’s subsidiaries;

•	a final judgment for the payment of $20.0 million or more rendered against the Operating Partnership, the Company or any of the Company’s subsidiaries, which judgment is not bonded, discharged or stayed within 60 days after the entry thereof; and

•	certain events relating to a change in control or change in ownership of the Operating Partnership or the Company, certain events relating to the compliance of the Company’s employee benefit plans with the Employee Retirement Income Security Act of 1974, as amended, and certain casualty events materially adversely affecting the Operating Partnership, the Company and the Company’s subsidiaries, taken as a whole.

The Operating Partnership intends to use the net proceeds from the issuance of the Notes to repay borrowings under its unsecured revolving line of credit and for other general corporate and working capital purposes. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 12, 2013, the Company issued a press release announcing the issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company or the Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit

10.1	Note Purchase Agreement, dated as of November 12, 2013, among Excel Trust, L.P., Excel Trust, Inc. and the purchasers named therein.

10.2	Guaranty, dated as of November 12, 2013, of Excel Trust, Inc. and certain of its subsidiaries named therein.

99.1	Press release issued by Excel Trust, Inc. on November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013	EXCEL TRUST, INC.

	By:	/s/ James Y. Nakagawa
	Name:	James Y. Nakagawa
	Title:	Chief Financial Officer

EXCEL TRUST, L.P.

By: Excel Trust, Inc.
Its General Partner

	By:	/s/ James Y. Nakagawa
	Name:	James Y. Nakagawa
	Title:	Chief Financial Officer

EXHIBITS

Exhibit	Description of Exhibit

10.1	Note Purchase Agreement, dated as of November 12, 2013, among Excel Trust, L.P., Excel Trust, Inc. and the purchasers named therein.

10.2	Guaranty, dated as of November 12, 2013, of Excel Trust, Inc. and certain of its subsidiaries named therein.

99.1	Press release issued by Excel Trust, Inc. on November 12, 2013.